SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

July 19, 2006

Date of Report

(Date of Earliest Event Reported)

Synovus Financial Corp.

(Exact Name of Registrant as Specified in its Charter)

Georgia (State of Incorporation)	1-10312 (Commission File Number)	58-1134883 (IRS Employer Identification No.)

1111 Bay Avenue, Suite 500, Columbus, Georgia 31901

(Address of principal executive offices) (Zip Code)

(706) 649-2267

(Registrant's telephone number, including area code)

________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On July 19, 2006, Synovus Financial Corp. (“Synovus”) issued a press release and will hold an investor call and webcast to disclose financial results for the quarter ended June 30, 2006. The press release and Supplemental Information for use at this investor call are attached hereto as Exhibits 99.1 and 99.2 and incorporated herein by reference. This information shall not be deemed to be filed for purposes of Section 18 of the Securities Exchange Act of 1934 or incorporated by reference into any document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934 except as shall be expressly set forth by specific reference in such filing.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective July 19, 2006, the Board of Directors of Synovus appointed Liliana McDaniel as Synovus’ Chief Accounting Officer. Ms. McDaniel, age 42, has been the Senior Vice President, Director of Financial Reporting of Synovus since 2001. From 1998 to 2001, Ms. McDaniel served as Synovus’ Vice President, Financial Reporting Manager.

Item 7.01	Regulation FD Disclosure. See Item 2.02 above.
Item 8.01

Other Events.

Columbus Bank and Trust Company (“CB&T”), a wholly owned banking subsidiary of Synovus, and CompuCredit Corporation (“CompuCredit”) have agreed to an Assurance of Discontinuance (“Agreement”) with the New York State Attorney General’s office regarding allegations that CB&T and CompuCredit were in violation of New York state law with respect to identified marketing, servicing and collection practices pertaining to the Aspire credit card program. CB&T issues Aspire credit cards that are marketed and serviced by CompuCredit.

Among other things, the Agreement provides for a civil penalty of $500,000 and requires specified restitution to cardholders. While the amount of restitution cannot be precisely determined at this time, it is expected that the total aggregate restitution will be approximately $11 million in the form of account credits by CompuCredit which will be netted against the cardholder’s current account indebtedness and which is expected to result in cash payments by CompuCredit of no more than $2.0 million.

Synovus and CB&T will not incur any financial loss in connection with the Agreement as CompuCredit has agreed to be responsible for all amounts to be paid pursuant to the Agreement. A provision of the Affinity Agreement between CB&T and CompuCredit, pursuant to which CB&T issues the Aspire credit card, generally requires CompuCredit to indemnify CB&T for losses incurred as a result of the failure of the Aspire credit card program to comply with applicable law. Synovus is subject to a per event 10% share of any such loss, but Synovus’ 10% payment obligation is limited to a cumulative total of $2 million for all losses incurred. CompuCredit waived Synovus’ 10% payment obligation in connection with the Agreement.

In addition, the FDIC is currently conducting an investigation of the policies, practices and procedures used by CB&T in connection with the credit card programs offered pursuant to the Affinity Agreement with CompuCredit. CB&T is cooperating with the FDIC’s investigation. Synovus cannot predict the eventual outcome of the FDIC’s investigation; however, it is possible that the investigation could result in material changes to CB&T’s policies, practices and procedures in connection with the credit card programs offered pursuant to the Affinity Agreement. At this time, management of Synovus does not expect the ultimate resolution of the investigation to have a material adverse effect on its consolidated financial condition, results of operations or cash flows as a result of the expected performance by CompuCredit of its indemnification obligations described in the paragraph above.

Item 9.01	Financial Statements and Exhibits.
	(d)	Exhibits
	Exhibit No.	Description
	99.1	Synovus’ press release dated July 19, 2006
	99.2	Supplemental Information prepared for use with the press release

This Current Report on Form 8-K (including information included or incorporated by reference herein) contains statements that constitute “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934 as amended by the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, among others, statements regarding Synovus’ expectation that the ultimate resolution of the FDIC’s investigation of the policies, practices and procedures used by CB&T in connection with the credit card programs offered pursuant to its Affinity Agreement with CompuCredit will not have a material adverse effect on its consolidated financial condition, results of operations or cash flows as a result of the expected performance by CompuCredit of its indemnification obligations under the Affinity Agreement, Synovus’ expected growth in earnings per share for 2006, Synovus’ belief that it is in a position to achieve high earnings performance, and the assumptions underlying such statements, including, with respect to Synovus’ expected increase in earnings per share for 2006, that the Federal Reserve is at or near the end of its tightening cycle; a favorable credit environment; TSYS’ earnings growth in the 21 – 23 % range; and incremental (as compared to 2005) equity-based compensation expense of approximately 5 cents per diluted share. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. A number of important factors could cause actual results to differ materially from those contemplated by the forward- looking statements in this filing. Many of these factors are beyond Synovus’ ability to control or predict. These factors include, but are not limited to: (1) competitive pressures arising from aggressive competition from other financial service providers; (2) factors that affect the delinquency rate on Synovus’ loans and the rate at which Synovus’ loans are charged off; (3) changes in the cost and availability of funding due to changes in the deposit market and credit market, or the way in which Synovus is perceived in such markets; (4) inflation, interest rate, market and monetary fluctuations; (5) TSYS’ earnings growth is lower that anticipated; (6) the strength of the United States economy in general and the strength of the local economies in which Synovus conducts operations may be different than expected; (7) the timely development of competitive new products and services and the acceptance of such by customers; (8) Synovus’ inability to control expenses; (9) a deterioration in credit quality or a reduced demand for credit; (10) the costs and effects of litigation, regulatory investigations, or similar matters, or adverse facts and developments related thereto; (11) the impact of the application of and/or changes in accounting principles; (12) the effects of changes in government policy, laws and regulations, or the interpretation or application thereof, including restrictions and/or limitations arising from banking laws, regulations and examinations; (13) changes in consumer spending, borrowing and saving habits; (14) technological changes; and (15) the impact on Synovus’ business, as well as on the risks set forth above, of various domestic or international military or terrorist activities or conflicts. Additional factors that could cause actual results to differ materially from those contemplated in this filing can be found in Synovus’ other filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. We believe these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations. We do not assume any obligation to update any forward-looking statements as a result of new information, future developments or otherwise.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNOVUS FINANCIAL CORP.

Dated: July 19, 2006	By:/s/ Kathleen Moates Kathleen Moates Senior Deputy General Counsel

5